UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________________________________________
FORM 8-K
 _____________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 11, 2013

_____________________________________________________________
MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
_____________________________________________________________

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
 _____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) Amendment to Bylaws
On December 11, 2013, the Board of Directors of Maxwell Technologies, Inc. (the “Company”) adopted an amendment to the Company’s Amended and Restated Bylaws, to add an exclusive forum provision for the adjudication of disputes.
Specifically, Article X of the new Amended and Restated Bylaws provides that unless the Company consents in writing to the selection of an alternate forum, the Delaware Court of Chancery will be the sole and exclusive forum for any stockholder to bring:
(i) any derivative action or proceeding brought on behalf of the Company,
(ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company,
(iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the certificate of incorporation or these bylaws, or
(iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. Article X will not apply where the Delaware Court of Chancery determines that there is an indispensible party not subject to the jurisdiction of the court (unless the party consents to the jurisdiction of the Court of Chancery), which is vested in the exclusive jurisdiction of the court or forum other than the Court of chancery, or for which the Court of Chancery does not have subject matter jurisdiction. This bylaw amendment is designed to save the Company and its stockholders from the increased expense of defending against duplicative litigation brought in multiple courts, and also to provide that claims involving Delaware law are decided by Delaware Courts.
The foregoing brief description of the Company’s new Amended and Restated Bylaws is qualified in its entirety by the full text of the Amended and Restated Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Maxwell Technologies, Inc. (“Annual Meeting”) was held on December 11, 2013. At the meeting, stockholders elected three Class II directors to serve on the Board of Directors until the 2016 Annual Meeting of the Stockholders or until their successors have been duly elected and qualified.
The three directors elected at the meeting were Mark Rossi, Burkhard Goeschel and David Schlotterbeck. The votes cast for the three elected directors were as follows:

Name	Votes For	% Voted For
Mark Rossi	13,232,139	84.28%
Burkhard Goeschel	15,261,876	97.21%
David Schlotterbeck	15,256,972	97.18%
The second matter voted on by the stockholders of the Company was to approve an additional 1,000,000 shares reserved for issuance under the 2013 Omnibus Equity Incentive Plan and approve for federal tax purposes the performance criteria that may be used with respect to certain performance-based awards granted under the plan. The proposal was approved and the votes cast were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
14,693,862	860,777	145,382	7,353,482
The third matter voted on by the stockholders of the Company was to approve the amendment and restatement of the Company's 2004 Employee Stock Purchase Plan including an increase of 500,000 in the number of shares reserved for issuance under the plan. The proposal was approved and the votes cast were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
15,141,426	412,193	146,502	7,353,482

The fourth matter voted on by the stockholders of the Company was the ratification of the appointment of BDO USA LLP as the Company’s independent auditors for the 2013 fiscal year. The appointment was ratified and the votes cast were as follows:

Votes For	Votes Against	Abstain
22,844,861	142,180	66,562
The fifth matter voted on by the stockholders of the Company was an advisory vote to approve the 2012 compensation of the executive officers of the Company. The resolution was approved with approximately 95.92% of the votes cast at the Annual Meeting voting in favor of the advisory resolution. The votes cast were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
15,060,288	477,972	161,861	7,353,482
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Maxwell Technologies, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Kevin S. Royal
Kevin S. Royal
Chief Financial Officer
Date: December 16, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Maxwell Technologies, Inc.